CONSENT OF DIETER GASTINGER


     I hereby consent to my appointment to the board of directors of Technical Environment Solutions, Inc. effective with the merger of Technical Environment Solutions, Inc. and Environmental Technologies and Software Solutions, Inc. I also hereby consent to the disclosure of my consent in this Registration Statement on Form S-4 dated June 11, 1999.


                                                  /s/ Dieter Gastinger
                                                  ------------------------------
                                                  Dieter Gastinger

June 11, 1999
Munich, Germany